As filed with the Securities and Exchange Commission on November 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMUNON, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1256615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648-2311

(Address of principal executive offices) (Zip code)

Imunon, Inc. 2018 Stock Incentive Plan

(Full title of the plan)

Stacy R. Lindborg

President and Chief Executive Officer

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jurgita Ashley

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On July 11, 2025, the shareholders of Imunon, Inc. (the “Registrant”) approved an amendment to the Imunon, Inc. 2018 Stock Incentive Plan, as amended as of July 11, 2025 (the “Amended Plan”) to increase the number of shares of the Registrant’s common stock, par value $0.01 (the “Common Stock”) that are available for issuance thereunder by 133,333 shares. This Registration Statement on Form S-8 is being filed by the Registrant for the purpose of registering an additional 133,333 shares of Common Stock, in accordance with the Amended Plan. Pursuant to Instruction E of Form S-8, the contents of the (i) the Form S-8 Registration Statement (File No. 333-273923) filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2023, (ii) the Form S-8 Registration Statement (File No. 333-266882) filed with the Commission on August 15, 2022, (iii) the Form S-8 Registration Statement (File No. 333-240275) filed with the Commission on July 31, 2020, (iv) the Form S-8 Registration Statement (File No. 333-233344) filed with the Commission on August 16, 2019, and (v) the Form S-8 Registration Statement (File No. 333-225045) filed with the Commission on May 18, 2018 are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025;
2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 12, 2025;
3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the Commission on August 5, 2025;
4)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the Commission on November 13, 2025;
5)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 10, 2025, March 24, 2025, May 13, 2025, May 20, 2025, May 22, 2025, May 27, 2025, May 30, 2025, June 9, 2025, June 13, 2025, July 11, 2025, July 14, 2025, July 22, 2025, July 23, 2025, July 28, 2025 and August 28, 2025, excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01; and
6)	Description of Securities of the Registrant, incorporated herein by reference to Exhibit 4.7 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2024.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, or other information that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, dated March 22, 2023, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Registrant, filed with the Commission on March 24, 2023.

4.2	Amendment to the Restated Certificate of Incorporation, dated July 11, 2025, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Registrant, filed with the Commission on July 11, 2025.

4.3	Amendment to the Restated Certificate of Incorporation, dated July 21, 2025, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Registrant, filed with the Commission on July 23, 2025.

4.4	Amended and Restated Bylaws, effective on March 15, 2024, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Registrant, filed with the Commission on March 18, 2024.

5.1*	Opinion of Thompson Hine LLP.

23.1*	Consent of WithumSmith+Brown, PC.

23.2*	Consent of Thompson Hine LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

99.1	Imunon, Inc. 2018 Stock Incentive Plan, as amended as of July 11, 2025, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Registrant, filed with the Commission on July 14, 2025.

99.2	Form of Incentive Stock Option Grant Agreement under the 2018 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2024.

99.3	Form of Restricted Stock Agreement under the 2018 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2024.

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey on November 13, 2025.

IMUNON, INC.

By	/s/ Stacy R. Lindborg
Stacy R. Lindborg, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stacy R. Lindborg and Susan Eylward, acting alone or together with another attorney-in-fact, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stacy R. Lindborg	President, Chief Executive Officer and Director	November 13, 2025
Stacy R. Lindborg, Ph.D.	(Principal Executive Officer)

/s/ Kimberly Graper	Chief Financial Officer	November 13, 2025
Kimberly Graper	(Principal Financial and Accounting Officer)

/s/ Michael H. Tardugno	Executive Chairman of the Board of Directors	November 13, 2025
Michael H. Tardugno

/s/ Donald Braun	Director	November 13, 2025
Donald Braun, Ph.D.

/s/ James E. Dentzer	Director	November 13, 2025
James E. Dentzer

/s/ Frederick J. Fritz	Director	November 13, 2025
Frederick J. Fritz

/s/ Christine A. Pellizzari	Director	November 13, 2025
Christine A. Pellizzari